Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:
William Schmitt — Integrated Corporate Relations
203-682-8200, investorrelations@lakesentertainment.com
FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
November 5, 2008

LAKES ENTERTAINMENT, INC. ANNOUNCES OHIO BALLOT
REFERENDUM DEFEATED
MINNEAPOLIS — November 5, 2008 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced today that Issue Six, a referendum to permit one casino in Ohio, was defeated in yesterday’s statewide election.
“We are very disappointed that our MyOhioNow casino resort initiative was not approved by the voters of the State of Ohio in yesterday’s election,” said Lyle Berman, Chief Executive Officer of Lakes. “Unfortunately, we believe the opposition groups’ negative campaign clouded and confused the issue to such an extent that the voters were truly misled as to the magnitude of the economic benefits that this project would have brought to the State of Ohio. We feel bad for the citizens who voted in favor of the referendum, for it will be Ohio that loses the tax revenues, the job creation and the $600 million investment that would have been a result of the casino.”
Berman continued, “During the referendum process, we never lost sight of our core operations and development projects which continue to proceed as planned. We believe our Company is well positioned for growth given our open casinos that continue to grow, the projects we have in various stages of development, and the opportunities that we continue to explore.”

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma and the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians. Lakes is also involved in other business activities, including possible development of a Company owned casino resort project in Vicksburg, Mississippi and the development of new table games for licensing to Tribal and non-Tribal casinos. The Company also owns approximately 61 percent of WPT Enterprises, Inc. (NASDAQ: WPTE), a separate publicly held media and entertainment company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, including the World Poker Tour® television series, the operation of an online gaming website, the licensing and sale of branded products and the sale of corporate sponsorships. As a result of a previously announced dividend of the shares of WPTE that Lakes owns, Lakes will no longer have an ownership interest in WPTE after November 21, 2008.
     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange Commission.